SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made effective as of the 8th day of September, 2008

AMONG:

ROYALTECH CORPORATION, a publicly held Delaware corporation

(“Royaltech”)

AND:

DENSEN EQUIPMENT LTD., a privately held British Virgin Islands Corporation

(“Densen”)

AND: THOSE SHAREHOLDERS OF DENSEN LISTED ON SCHEDULE 7

(“Shareholders”)

WHEREAS:

A. Shareholders are the holders of all of the issued and outstanding capital stock of Densen;

B. Densen is the parent company and owns 100% interest of Densen Machinery Investment Limited (“Densen HK”), a privately held Hong Kong Corporation;

C. Royaltech and Densen wish to complete a stock exchange transaction whereby the Shareholders shall acquire approximately 91.3% ownership of Royaltech after Closing (as hereinafter defined);

D. Royaltech agrees to issue shares of its common stock, par value $0.0001 per share to the Shareholders in consideration for all of the issued and outstanding capital stock of Densen;

E. The board of directors of each of Royaltech and Densen deem it advisable and in the best interests of their respective companies and shareholders to complete the RTO;

F. The boards of directors of each of Royaltech and Densen have approved this Agreement and the transactions contemplated hereby;

G. The stockholders of Densen have approved this Agreement and the transactions contemplated hereby; and

H. Densen HK owns 97% of Changchun Densen Changtuo Agriculture Machinery Manufacturing Co. (“Changchun Densen”).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree each with the other as follows:

1. DEFINITIONS

1.1  Definitions. The following terms have the following meanings, unless the context indicates otherwise:

(a)	“Agreement” means this Agreement, and all amendments and supplements, if any, to this Agreement;

(b)	“Applicable Securities Legislation” means all applicable securities legislation in all jurisdictions relevant to the Transaction and the issuance of the Royaltech Shares;

(c)	“Changchun Densen” has the meaning ascribed to it in the preamble to this Agreement;

(d)
“Closing” means the completion of the Transaction, in accordance with Section 5 hereof, at which time the Closing Documents will be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time;

(e)	“Closing Date” means the date hereof;

(f)	“Closing Documents” means the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement;

(g)
“Loss” means any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding any indirect, consequential or punitive damages suffered by Royaltech, Densen or the Shareholders including damages for lost profits or lost business opportunities;

(h)	“Densen” has the meaning ascribed to it in the preamble to this Agreement;

(i)	“Densen Common Stock” has the meaning ascribed to it in Section 3.3;

(j)	“Densen Shares” means the 50,000 shares of Densen Common Stock held by the Shareholders, being all of the issued and outstanding common shares of Densen;

(k)
“Liabilities” includes, any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted choate or inchoate, liquidated or unliquidated, secured or unsecured;

(l)	“Parties” refers to Royaltech, Densen, and the Shareholders, collectively;

(m)	“Royaltech” has the meaning ascribed to it in the preamble to this Agreement;

(n)
“Royaltech Shares” means up to 16,720,354 fully paid and non-assessable common shares of Royaltech to be issued to the Shareholders and such other persons as Densen shall designate on the Closing Date; or such other amount, together with 400,000 shares of Royaltech Common Stock issued to FirsTrust Group Inc. under a concurrent private placement, as equals 93.5% of the issued and outstanding Royaltech Common Stock on a fully diluted basis upon Closing;

(o)	“SEC” means the United States Securities and Exchange Commission;

(p)	“Shareholders” has the meaning ascribed to it in the preamble to this Agreement;

(q)
“Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Internal Revenue Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person;

(r)
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof;

(s)	“Transaction” means the share exchange of the Densen Shares for the Royaltech Shares to the Shareholders whereby Densen becomes a wholly owned subsidiary of Royaltech;

(t)	“1933 Act” means the United States Securities Act of 1933, as amended;

(u)	“1934 Act” means the United States Securities Exchange Act of 1934, as amended;

(v)	“SEC Reports” means the periodic and current reports filed by Royaltech with the SEC pursuant to the 1934 Act;

(w)	Schedules. The following schedules are attached to and form part of this Agreement:

Schedule 1	-	Directors and Officers of Densen
Schedule 2	-	Directors and Officers of Royaltech
Schedule 3		Directors and Officers of Surviving Corporation
Schedule 4	-	Royaltech Liabilities
Schedule 5	-	Densen Material Contracts and Liabilities
Schedule 6	-	Royaltech Stockholder Ledger
Schedule 7	-	List of Shareholders

1.2  Currency. All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2. basic transaction

2.1  Share Exchange. On and subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined below), Royaltech will issue the Royaltech Shares to the Shareholders, in exchange for the Densen Shares, which represents all of the issued and outstanding capital stock of Densen. The Royaltech Shares will be issued to the Shareholders or their designees in the amounts as the Shareholders may dictate.

2.2 Procedure for Exchange of Shares. Parties hereby acknowledge that prior to the Closing Date, Royaltech has issued a treasury order to its transfer agent authorizing and instructing the transfer agent to prepare share certificates for the Royaltech Shares to the Shareholders in the amounts as Densen shall designate. Parties further agree and acknowledge that such share certificates have been placed in escrow pursuant to an escrow agreement (the “Escrow Agreement”) among Royaltech, Densen and Ellenoff, Grossman & Schole LLP as the escrow agent (the “Escrow Agent”) and that such share certificates shall not be released from escrow and delivered to the Shareholders until such time when the Escrow Agent receives a joint written instruction from Chenxi Shi as a representative of Royaltech and Lau San as a representative of Densen confirming that the Closing has completed. Despite the share certificates for the Royaltech Shares having been prepared prior to the Closing Date, the Royaltech Shares shall not be considered fully paid and non-assessable until the Closing has completed.

2.3 Exemption for Share Issuance. The Royaltech Shares shall be issued pursuant to an exemption or exemptions from the prospectus and registration requirements of the 1933 Act. The Shareholders agree to abide by all applicable resale restrictions and hold periods imposed by Applicable Securities Legislation. All certificates representing the Royaltech Shares issued on Closing, when issued, will be endorsed with restrictive legends substantially in the same form as the following legend pursuant to the 1933 Act, in order to reflect the fact that these are restricted securities and will be issued to the Shareholders pursuant to an exemption from the registration requirements of the 1933 Act:

“NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE, AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

2.4  Restricted Shares. Densen and the Shareholders acknowledge that the Royaltech Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under Applicable Securities Legislation and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with all Applicable Securities Legislation. Each Shareholder agrees that he has been given an opportunity to seek and obtain independent legal advice as to the resale restrictions applicable in their jurisdiction of residence, and under U.S. or other Applicable Securities Legislation generally. Royaltech has not undertaken, and will have no obligation, to register any of the Royaltech Shares under the 1933 Act.

2.5  Shareholders Acknowledgement. The Shareholders acknowledge Royaltech is relying on an exemption from the prospectus and registration requirements of the Applicable Securities Legislation and the Shareholders may not receive information that would otherwise be required to be provided to the Shareholders pursuant to Applicable Securities Legislation.

3. REPRESENTATIONS AND WARRANTIES OF DENSEN

Except as set forth in the disclosure schedules to be delivered to Royaltech by Densen, and except as disclosed in the Financial Statements for the periods ended June 30, 2008, and December 31 2007 (“Densen Financial Statements”) Densen represents and warrants to Royaltech as follows:

3.1  Organization and Good Standing. Densen is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

3.2  Authority. Densen has all requisite corporate power and authority to execute and deliver this Agreement and any other document contemplated by this Agreement (collectively, the “Densen Documents”) to be signed by Densen and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been, and the other Densen Documents when executed and delivered by Densen will be, duly executed and delivered by Densen and this Agreement is, and the other Densen Documents when executed and delivered by Densen as contemplated hereby will be, valid and binding obligations of Densen enforceable in accordance with their respective terms except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(c)	as limited by public policy.

3.3  Capitalization of Densen. The authorized capital stock and other equity securities of Densen consists of 50,000 shares of common with a par value of US$1.00 per share (the “Densen Common Stock”). There are 50,000 shares of Densen Common Stock issued and outstanding as of the date of this Agreement. There are no agreements to which Densen is a party purporting to restrict the transfer of the Densen Common Stock, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of the Densen Common Stock.

3.4  Shareholders of Densen Common Stock. The Shareholders are the only registered holders of the Densen Shares.

3.5  Directors and Officers of Densen. The duly elected or appointed directors and officers of Densen are as set out in Schedule 1 to this Agreement.

3.6  Actions and Proceedings. To the knowledge of Densen, there is no action, suit, judgment, claim, demand or proceeding outstanding or pending, or threatened against or affecting Densen, which if adversely resolved or determined, would have a material adverse effect on the business of Densen taken as a whole (a “Densen Material Adverse Effect”).

3.7 Compliance.

(a)
To Densen’s knowledge, Densen is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Densen;

(b)
To Densen’s knowledge, Densen is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would constitute a Densen Material Adverse Effect; and

(c)
To Densen’s knowledge, Densen and Changchun Densen have operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to their respective business. Densen has not received any notice of any violation thereof, nor are Densen and Changchun Densen aware of any valid basis therefor.

3.8 Personal Property. Densen possesses and has good and marketable title of all property necessary for the continued operation of the business of Densen and Changchun Densen, as presently conducted. All such property is in reasonably good operating condition, ordinary wear and tear excepted, and is reasonably fit for the purposes for which such property is presently used. All material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Densen are owned by Densen free and clear of all liens, security interests, charges, encumbrances, and other adverse claims, except as disclosed in Schedule 5 to this Agreement.

3.9 No Other Assets or Liabilities. Densen owns 100% of issued and outstanding share capital of Densen HK and does not own any assets or have any liabilities other than 100% issued and outstanding share capital of Densen HK, which in turn owns 97% of Changchun Densen, which has a 47.5 % interest in a joint venture called Chang Tuo Agricultural Machinery Equipment Group Co., Ltd.

3.10 Financial Condition. Densen has delivered audited financial statements to Royaltech regarding its operations for the year ended December 31, 2007 and unaudited financial statements for the six months ended June 30, 2008, which information is accurate and complete in all material respects.

4. REPRESENTATIONS AND WARRANTIES OF ROYALTECH

Royaltech represents and warrants to Densen and the Shareholders as follows:

4.1  Organization and Good Standing. Royaltech is duly incorporated, organized, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and authority to own, lease and to carry on its business as now being conducted.

4.2  Authority. Royaltech has all requisite corporate power and authority to consummate the Transaction and to execute and deliver this Agreement, the Closing Documents and any other documents contemplated by this Agreement, including, but not limited to the Lock-Up Agreement, the Escrow Agreement and the Stock Purchase Agreement (collectively, the “Royaltech Documents”) to be signed by each of Royaltech and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of each of the Royaltech Documents by Royaltech and the consummation by Royaltech of the Transaction has been duly authorized by its board of directors and no other corporate or stockholder proceedings on the part of Royaltech is necessary to authorize such documents or to consummate the Transaction. This Agreement has been, and the other Royaltech Documents when executed and delivered by Royaltech as contemplated by this Agreement will be, duly executed and delivered by Royaltech and this Agreement is, and the other Royaltech Documents when executed and delivered by Royaltech, as contemplated hereby will be, valid and binding obligations of Royaltech, enforceable in accordance with their respective terms, except:

(a)	as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally;

(b)	as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; and

(c)	as limited by public policy.

4.3  No Liabilities. Immediately prior to Closing, other than the liabilities or obligations as set forth in Schedule 4, Royaltech has no debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due. Prior to closing, Densen shall have obtained waivers from existing creditors, and Messrs. Chenxi Shi and Chun Xu shall, immediately prior to Closing, pursuant to that certain Assumption Agreement, entered into as of the date hereof, assume full responsibility of such liabilities and obligations incurred prior to Closing. Simultaneous to Closing, the $150,000 payable to Royaltech in connection with the private placement of 400,000 shares of Royaltech Common Stock, shall be directed to existing creditors to extinguish those debts and liabilities of Royaltech incurred prior to Closing.

4.4 Capitalization of Royaltech. The entire authorized capital stock and other equity securities of Royaltech consist of 50,000,000 authorized shares of common stock with a par value of $0.0001 (the “Royaltech Common Stock”). As of the date of this Agreement, there are 1,190,185 shares of Royaltech Common Stock issued and outstanding. Royaltech will have issued and outstanding no more than 18,310,539 shares of Royaltech Common Stock immediately after the issuance of 400,000 shares of Royaltech Common Stock issued to FirsTrust Group Inc. under a concurrent private placement and the Royaltech Shares as contemplated by this Agreement. Neither Royaltech nor any of its representatives have received any formal or informal notification from FINRA or other official party or representative that that Royaltech Common Stock is not authorized (with or without the passage of time) for continued trading on the OTC Bulletin Board. A complete list of all persons or entities holding Royaltech Common Stock as shown on the stockholder records of Royaltech as at August 15, 2008 is set forth in Schedule 6.

4.5 Royaltech Securities. That all of the issued and outstanding shares of Royaltech Common Stock has been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. Other than the share issuances contemplated by this Agreement, there are, and as of the Closing Date there will be no outstanding options, warrants, subscriptions, phantom shares, conversion rights, or other rights, agreements, or commitments obligating Royaltech to issue any additional shares of Royaltech Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from Royaltech any shares of Royaltech Common Stock as of the date of this Agreement. There are no agreements purporting to restrict the transfer of the Royaltech Common Stock, no voting agreements, voting trusts, or other arrangements restricting or affecting the voting of the Royaltech Common Stock.

4.6  Directors and Officers. The duly elected or appointed directors and the duly appointed officers of Royaltech are as listed on Schedule 2 to this Agreement.

4.7  Corporate Records. The corporate records of Royaltech, as required to be maintained by Royaltech pursuant to the Delaware General Corporation Law, is accurate, complete and current in all material respects, and the minute book of Royaltech is, correct and contain all material records required by the laws of the State of Delaware with regard to all proceedings, consents, actions and meetings of the stockholders and the board of directors of Royaltech.

4.8  Non-Contravention. Neither the execution, delivery and performance of this Agreement, nor the consummation of this Transaction will:

(a)
conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Royaltech under any term, condition or provision of any loan or credit agreement, note, debenture, bond, mortgage, indenture, lease or other agreement, instrument, permit, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Royaltech or any of its material property or assets;

(b)	violate any provision of the applicable incorporation or charter documents of Royaltech; or

(c)	violate any order, writ, injunction, decree, statute, rule, or regulation of any court or governmental or regulatory authority applicable to Royaltech or any of its material property or assets.

4.9  Validity of Royaltech Shares. The Royaltech Shares to be issued to the Shareholders upon consummation of the Transaction will, upon issuance and delivery from escrow to the Shareholders, be duly and validly authorized and duly and validly issued, fully paid and non-assessable, were not issued in violation of pre-emptive rights, are not subject to pre-emptive rights, and were issued in full compliance with all federal, state and local laws, rules and regulations.

4.10 Actions and Proceedings. There is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or threatened against Royaltech which involves any of the business, or the properties or assets of Royaltech that, if adversely resolved or determined, would have a material adverse effect on the business, operations, assets, properties, prospects or conditions of Royaltech taken as a whole (a “Royaltech Material Adverse Effect”). There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have such a Royaltech Material Adverse Effect.

4.11 Compliance.

(a)
Royaltech is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of, any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of Royaltech;

(b)	Royaltech is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business or operations that would constitute a Royaltech Material Adverse Effect;

(c)
Royaltech has duly filed all reports and returns required to be filed by Royaltech with governmental authorities and have obtained all governmental permits and other governmental consents. All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction; and

(d)
Royaltech has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business. Royaltech has not received any notice of any violation thereof, nor is Royaltech aware of any valid basis therefor.

4.12 Filings, Consents and Approvals. Royaltech will conduct or obtain any filing, registration, permit or authorization from any public or governmental body or authority or other person that is necessary for the consummation by Royaltech of the Transaction.

4.13 SEC Filings. Royaltech has furnished or made available to Densen and the Shareholders a true and complete copy of each report, schedule, registration statement and proxy statement filed by Royaltech with the SEC (collectively, and as such documents have since the time of their filing been amended, the “Royaltech SEC Documents”). Royaltech has filed all SEC Reports required by it to be filed with the SEC and such reports filed in the 12-month period prior to the Closing Date have been filed timely or within any period of extension for filing allowed under applicable rules. As of their respective dates, the Royaltech SEC Documents complied in all material respects with the applicable requirements and regulations of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder. All filings by Royaltech with the SEC contained information which is true and correct in all material respects, and did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or which could have a material adverse effect on Royaltech. Royaltech is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and the regulations adopted thereunder.

4.14 Absence of Undisclosed Liabilities. Immediately prior to Closing, other than the liabilities or obligations as set forth in Schedule 4, Royaltech has no debts, contracts, guaranty, standby, indemnity or hold harmless commitments, liabilities or obligations of any kind, character or description, whether accrued, absolute, contingent or otherwise, or due or to become due.

4.15 Absence of Certain Changes or Events. Except as and to the extent disclosed in the Royaltech SEC Documents, there has not been:

(a)	a Royaltech Material Adverse Effect; or

(b)	any material change by Royaltech in its accounting methods, principles or practices.

4.16 No Subsidiaries. Royaltech does not have any subsidiaries or agreements of any nature to acquire any subsidiary or to acquire or lease any other business operations.

4.17 Personal Property. There are no material equipment, furniture, fixtures and other tangible personal property and assets owned or leased by Royaltech, except as disclosed in the Royaltech SEC Documents.

4.18 Employees and Consultants. Royaltech does not have any employees or consultants, except as disclosed in the Royaltech SEC Documents.

4.19 Material Contracts and Transactions. There are no material contracts, agreements, licenses, permits, arrangements, commitments, instruments, understandings or contracts, whether written or oral, express or implied, contingent, fixed or otherwise, to which Royaltech is a party.

4.20 No Brokers. Other than as disclosed in Schedule 4, Royaltech has not incurred any obligation or liability to any party for any brokerage fees, agent’s commissions, or finder’s fees in connection with the Transaction contemplated by this Agreement. In the event any person holds Densen or the Shareholders liable in connection with any such fees, Royaltech shall indemnify Densen and the Shareholders with respect to such claims.

4.21 Certain Transactions. Royaltech is not a guarantor or indemnitor of any indebtedness of any third party, including any person, firm or corporation.

4.22 Completeness of Disclosure. No representation or warranty by Royaltech in this Agreement nor any certificate, schedule, statement, document or instrument furnished or to be furnished to Densen pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not materially misleading.

4.23 Tax Matters.

(a)
Royaltech has filed all Tax Returns required to be filed under applicable laws and regulations. All such Tax Returns are correct and complete in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. All Taxes due and owing by Royaltech (whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority in a jurisdiction where Royaltech does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are not Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Royaltech.

(b)
Royaltech has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

4.24 SEC Comments. Royaltech does not have any unresolved comments from the SEC with respect to its SEC Reports filed with the SEC.

5. CLOSING CONDITIONS

5.1  Conditions Precedent to Closing by Royaltech. The obligation of Royaltech to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. These conditions of closing are for the benefit of Royaltech and may be waived by Royaltech in its sole discretion.

(a)
Representations and Warranties. The representations and warranties of Densen set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date, as though made on and as of the Closing Date (except those of which are specifically made as of an earlier date) and Densen will have delivered to Royaltech a certificate dated as of the Closing Date, to the effect that the representations and warranties made by Densen in this Agreement are true and correct.

(b)
No Legal Prohibition.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or order that is then in effect and has the effect of making the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions.

(c)
Performance. All of the covenants and obligations that Densen and the Shareholders are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects.

(d)
Transaction Documents. This Agreement, the Densen Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Royaltech, will have been executed and delivered to Royaltech by Densen.

(e)	Exchange for Royaltech Shares. Royaltech has received the certificates representing the Densen Shares, duly endorsed for transfer to Royaltech.

(f)
Officer Certificate.  Densen shall have delivered to Royaltech a certificate, dated the Closing Date, signed by the chief executive officer or chief financial officer of the Densen, certifying in such capacity as to the satisfaction of the conditions in this Section 5.1(a), (c) and (d)

(g)	Secretary’s Certificate. Densen will have delivered to Royaltech a certificate from the Secretary of Densen attaching:

(i)	a copy of Densen’s Memorandum and Articles of Association and all other incorporation documents, as amended through the Closing Date; and

(ii)	copies of resolutions duly adopted by the board of directors of Densen approving the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

(h)
Third Party Consents. Densen will have delivered to Royaltech duly executed copies of all third party consents and approvals contemplated by this Agreement, in form and substance reasonably satisfactory to Royaltech.

(i)	Regulatory Approvals and Consents. Densen will have obtained all necessary approvals and consents to carry out the Transaction, in form and substance reasonably satisfactory to Royaltech.

(j)	No Action. No suit, action, or proceeding will be pending or threatened which would prevent the consummation of any of the transactions contemplated by this Agreement.

(k)
Due Diligence. As attested by written notice of satisfactory completion to Densen from Royaltech, Royaltech and its solicitors will be reasonably satisfied with their due diligence investigation of Densen that is reasonable and customary in a transaction of a similar nature to that contemplated by the Transaction, including:

(i)	materials, documents and information in the possession and control of Densen or the Shareholders that are reasonably germane to the Transaction,

(ii)	a physical inspection of the assets of Densen by Royaltech or its representatives, and,

(iii)	title to the material assets of Densen.

(l)	Densen will have delivered its financial statements in US GAAP audited to December 31, 2007 and reviewed to June 30, 2008.

5.2  Conditions Precedent to Closing by Densen and the Shareholders. The obligation of Densen and the Shareholders to consummate the Transaction is subject to the satisfaction or waiver of the conditions set forth below on or before the Closing Date or such earlier date as hereinafter specified. These conditions precedent are for the benefit of Densen and the Shareholders and may be waived by Densen and the Shareholders in their sole discretion.

(a)
Representations and Warranties. The representations and warranties of Royaltech set forth in this Agreement will be true, correct and complete in all respects as of the Closing Date as though made on and as of the Closing Date (except those which are specifically made as of an earlier date) and Royaltech will have delivered to Densen a certificate dated the Closing Date, to the effect that the representations and warranties made by Royaltech in this Agreement are true and correct.

(b)
No Legal Prohibition.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) or order that is then in effect and has the effect of making the Transactions illegal or otherwise preventing or prohibiting consummation of the Transactions.

(c)
Performance. All of the covenants and obligations that Royaltech, Chenxi Shi, and Chun Xu are required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects. Royaltech Chenxi Shi, and Chun Xu must have delivered each of the documents required to be delivered by it pursuant to this Agreement, including without limitation, the Waivers, the Lockup Agreement, and the Assumption Agreement.

(d)
Share Distribution/Cancellation. Prior to the closing of this Agreement, Royaltech has disposed of 2,971,500 shares of common stock in Ville Mobile Technologies Corp., a wholly owned subsidiary of Royaltech.

(e)
Lock-Up Agreement. Densen and the Shareholders shall have received Lock-Up Agreements from the 5% or greater Royaltech Stockholders immediately prior to the Closing in form and substance reasonably satisfactory to Densen.

(f)
Private Placement. Royaltech shall have completed a private placement pursuant to a certain Stock Purchase Agreement with FirsTrust Group Inc. for 400,000 shares of common stock in Royaltech for a consideration of $150,000.

(g)	Compliance. Royaltech is and has been in compliance with its reporting requirements under the 1934 Act for the 18 month period prior to the Closing Date.

(h)
Transaction Documents. This Agreement, the Royaltech Documents and all other documents necessary or reasonably required to consummate the Transaction, all in form and substance reasonably satisfactory to Densen, will have been executed and delivered to Densen by Royaltech .

(i)
Officer Certificate.  Royaltech shall have delivered to Densen a certificate, dated the Closing Date, signed by the chief executive officer or chief financial officer, certifying in such capacity as to the satisfaction of the conditions in this Section 5.2(a), (c), (d), (f), (g), (h) (l), (m), (n), (o), and (p).

(j)	Secretary’s Certificate. Royaltech shall have delivered to Densen a certificate from Royaltech’s Secretary, in form and substance reasonably satisfactory to Densen, and attaching:

(i)	a copy of the articles of incorporation, bylaws and all other incorporation documents, as amended through the Closing Date, and

(ii)	copies of resolutions duly adopted by the boards of directors of Royaltech and approving the execution and delivery of this Agreement and the consummation of the transaction contemplated herein.

(k)
Densen and the Shareholders shall have received an opinion of Royaltech’s counsel, in form and substance reasonably satisfactory to Densen and the Shareholders, addressed to Densen and the Shareholders, and dated as of the Closing Date.

(l)	No Material Adverse Change. No Royaltech Material Adverse Effect will have occurred since the date of this Agreement.

(m)
No Action. No suit, action, or proceeding will be pending or threatened before any governmental or regulatory authority wherein an unfavorable judgment, order, decree, stipulation, injunction or charge would prevent the consummation of Transaction.

(n)	Outstanding Shares. Royaltech will have issued and outstanding no more than 1,190,185 shares of Royaltech Common Stock immediately prior to the Closing.

(o)	Regulatory Approvals and Consents. Royaltech will have obtained all necessary approvals and consents to carry out the Transaction, in form and substance reasonably satisfactory to Densen.

(p)	Public Market. On the Closing Date, the shares of Royaltech Common Stock will be quoted on the OTC Bulletin Board and no notice of delisting or other deficiency shall have been received by Royaltech.

(q)
Due Diligence. As attested by written notice of satisfactory completion to Royaltech from Densen, Densen and its accountants will be reasonably satisfied with their due diligence investigation and review of the Royaltech SEC Documents, and the contents thereof, prepared in accordance with the United States generally accepted accounting principles applied in a manner consistent with prior periods.

(r)	Royaltech Debts. Other than the debts and obligations as set forth on Schedule 4, Royaltech will have provided evidence that it has satisfied all debts on its books and accounts payable.

(s)	Waivers. Densen shall have obtained valid and enforceable waivers (the “Waivers”) against Royaltech executed by each creditor executed with respect to the debt and obligations set forth on Schedule 4.

(t)	Bank Accounts. Royaltech shall have closed all bank accounts held in its name.

5.3 Access and Investigation. Between the date of this Agreement and the Closing Date, Royaltech will provide Densen’s representative(s):

(a)	full and free access to its personnel, properties, assets, contracts, books and records, and other documents and data;

(b)	copies of all such contracts, books and records, and other existing documents and data as required by this Agreement and as the other may otherwise reasonably request; and,

(c)	such additional financial, operating, and other data and information as the other may reasonably request.

All of such access, investigation and communication by Densen’s representative(s) will be conducted during normal business hours and in a manner designed not to interfere unduly with the normal business operations of the Royaltech. Royaltech will instruct its auditors to co-operate with the Densen and its representatives in connection with such investigations.

5.4  Confidentiality.

(a)
All information regarding the business of Densen including, without limitation, financial information of Densen will be kept in strict confidence by Royaltech and will not be given to any other person or party or used (except in connection with due diligence and except as required to file a news release and 8-K disclosure regarding the transaction to the public after the execution of this Agreement and following the Closing), dealt with, exploited or commercialized by Royaltech or disclosed to any third party (other than Royaltech’s professional accounting and legal advisors) without the prior written consent of Densen. If the Transaction does not proceed for any reason, Royaltech will immediately return to Densen (or as directed by Densen) any information received regarding Densen’s business, including copies thereof. Likewise, all information regarding the business of Royaltech including, without limitation, financial information that Royaltech provides to Densen during its due diligence investigation of Royaltech will be kept in strict confidence by Densen and will not be used (except in connection with due diligence), dealt with, exploited or commercialized by Densen or disclosed to any third party (other than Densen’s professional accounting and legal advisors) without Royaltech’s prior written consent, unless already public disclosed. If the Transaction does not proceed for any reason, then upon receipt of a written request from Royaltech, Densen will immediately return to Royaltech (or as directed by Royaltech) any information received regarding Royaltech’s business. Each party will provide an affidavit to the other that all documents were returned.

(b)
Royaltech and Densen acknowledge and agree, subject to disclosure obligations under Applicable Securities Legislation or other laws or regulations, that neither party will make any public pronouncements concerning the terms of this Agreement without the express written consent of the other party, such consent not to be unreasonably withheld, delayed or conditioned.

(c)
Densen acknowledges and agrees to neither trade nor allow any of its employees or agents to trade in the securities of Royaltech while in possession of material information about Royaltech that has not been publicly disclosed.

5.5  Notification. Between the date of this Agreement and the Closing Date, each of the parties to this Agreement will promptly notify the other parties in writing if it becomes aware of any fact or condition that causes or constitutes a material breach of any of its representations and warranties as of the date of this Agreement, if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a material breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules relating to such party, such party will promptly deliver to the other parties a supplement to the Schedules specifying such change. During the same period, each party will promptly notify the other parties of the occurrence of any material breach of any of its covenants in this Agreement or of the occurrence of any event that may make the satisfaction of such conditions impossible or unlikely.

5.6  Exclusivity. Until such time, if any, as this Agreement is terminated pursuant to this Agreement, but in no event later than November 1, 2008, Densen and Royaltech will not, directly or indirectly solicit, initiate, entertain or accept any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity relating to any transaction involving the sale of the business or assets (other than in the ordinary course of business), or any of the capital stock of Densen or Royaltech, as applicable, or any merger, consolidation, business combination, or similar transaction other than as contemplated by this Agreement.

5.7  Conduct of Densen and Royaltech Business Prior to Closing. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, from the date of this Agreement to the Closing Date, and except to the extent Royaltech otherwise consents in writing, Densen will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve its relationships with persons having business dealings with it. Likewise, from the date of this Agreement to the Closing Date, and except to the extent Densen otherwise consents in writing, Royaltech will operate its business substantially as presently operated and only in the ordinary course and in compliance with all applicable laws, and use its best efforts to preserve its relationships with persons having business dealings with it.

5.8  Full Disclosure Requirement. Densen acknowledges that Royaltech is required to file with the SEC upon Closing a prospectus level disclosure document which includes discussion of all aspects of its business, financial affairs, risks and its management. Densen and the Shareholders will cooperate fully in providing Royaltech with all information and documentation reasonably requested.

5.9  Certain Acts Prohibited - Densen. Except as expressly contemplated by this Agreement or for purposes in furtherance of this Agreement, between the date of this Agreement and the Closing Date, Densen will not, without the prior written consent of Royaltech:

(a)	amend its articles, bylaws or other incorporation documents;

(b)	incur any liability or obligation other than in the ordinary course of business or encumber or permit the encumbrance of any properties or assets of Densen except in the ordinary course of business;

(c)	dispose of or contract to dispose of any Densen property or assets, except in the ordinary course of business consistent with past practice; or

(d)
materially increase benefits or compensation expenses of Densen, other than as contemplated by the terms of any employment agreement in existence on the date of this Agreement, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person.

5.10 Certain Acts Prohibited - Royaltech. Between the date of this Agreement and the Closing Date, Royaltech will not, without the prior written consent of Densen:

(a)	incur any liability or obligation or encumber or permit the encumbrance of any properties or assets of Royaltech except in the ordinary course of business consistent with past practice;

(b)	dispose of or contract to dispose of any Royaltech property or assets except in the ordinary course of business consistent with past practice;

(c)
materially increase benefits or compensation expenses of Royaltech, increase the cash compensation of any director, executive officer or other key employee or pay any benefit or amount to any such person;

(d)
issue, deliver, sell, pledge, dispose of or encumber, or authorize or commit to the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, but not limited to, stock appreciation rights or phantom stock), of Company;

(e)	declare, set aside or pay any dividends on, or make any other distributions in respect of the Royaltech Common Stock; or

(f)	split, combine or reclassify any Royaltech Common Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Royaltech Common Stock.

5.11 Public Announcements. Other than a current Report on Form 8-K which Royaltech is required to file upon the execution of this Agreement, until the Closing Date, Royaltech and Densen each agree that they will not release or issue any reports or statements or make any public announcements relating to this Agreement or the Transaction contemplated herein without the prior written consent of the other party, except as may be required upon written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their reasonable consent to such announcement. Densen acknowledges that Royaltech must comply with Applicable Securities Legislation requiring full disclosure of material facts and agreements in which it is involved, and will co-operate to assist Royaltech in meeting its obligations.

6. CLOSING

6.1  Closing. The Closing will take place on the Closing Date at the offices of the lawyers for Densen or at such other location as agreed to by the parties. Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for Densen and Royaltech, provided such undertakings are satisfactory to each party’s respective legal counsel.

6.2  Closing Deliveries of Densen. At Closing, Densen will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Royaltech:

(a)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Densen evidencing approval of this Agreement and the Transaction;

(b)	all certificates and other documents required by Section 5.1 of this Agreement;

(c)	a certificate of an officer of Densen, dated as of Closing, certifying that:

(i)	each respective covenant and obligation of Densen has been complied with, and

(ii)	each respective representation, warranty and covenant of Densen is true and correct at the Closing as if made on and as of the Closing; and

(d)	share certificates of Densen representing all of the issued and outstanding share capital of Densen, duly endorsed for transfer to Royaltech;

(e)	a legal opinion from Densen’s solicitors in a form satisfactory to Royaltech; and

(f)	the Densen Documents and any other necessary documents, including the Certificate of Merger, each duly executed by Densen, as required to give effect to the Transaction.

6.3  Closing Deliveries of Royaltech. At Closing, Royaltech will deliver or cause to be delivered the following, fully executed and in the form and substance reasonably satisfactory to Densen:

(a)
copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of Royaltech evidencing approval of this Agreement and the Transaction and the requisite stockholder approval of the Transaction;

(b)	all certificates and other documents required by Section 5.2 of this Agreement;

(c)	a certificate of an officer of Royaltech, dated as of Closing, certifying that:

(i)	each covenant and obligation of Royaltech, has been complied with, and

(ii)	each representation, warranty and covenant of Royaltech, is true and correct at the Closing as if made on and as of the Closing; and

(d)	a legal opinion from Royaltech’s solicitors in a form satisfactory to Densen;

(e)
copies of resolutions of the board of directors of Royaltech appointing Lau San as Chief Executive Officer and Chairman of the Board of Directors and Liu Jingdong as President and Chief Financial Officer of Royaltech;

(f)	executed Waivers from the creditors of Royaltech listed on Schedule 4;

(g)	the resignation of the executive officers of Royaltech from their respective positions;

(h)
Chenxi Shi and Chun Xu immediately prior to the Closing shall have executed a lock up agreement to restrain them from selling their shares of Royaltech common stock for a period of 9 months from the date of Closing; and

(i)	the Royaltech Documents and any other necessary documents as required to give effect to the Transaction.

7. POST CLOSING MATTERS

7.1   Change of Directors Immediately after Closing, the officers and directors of Royaltech shall be the persons as set forth on Schedule 3.

7.2   Dissenting Shares. Each outstanding Densen share, the holder of which has not approved the Transaction or executed this Agreement and demanded and perfected its demand for payment of the fair value of its shares in accordance with the British Virgin Islands (“Appraisal Rights”) and has not effectively withdrawn or lost its right to such payment (“Dissenting Shares”) shall not be converted into or represent a right to receive Royaltech Shares pursuant to Section 2.2(e) hereof, and the holder thereof shall be entitled only to such rights as are granted by the Appraisal Rights. Each holder of Dissenting Shares who becomes entitled to payment for its Densen Shares pursuant to Appraisal Rights shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or finally determined pursuant to the Appraisal Rights).

7.3  No Dilution. For a period of 12 months after the Closing, Royaltech agrees not to issue additional shares of its common stock to pay for its general administrative expenses.

7.4  Acceptance of Legal Opinion for Removal of Legend. After the Closing, other than for Chenxi Shi and Chun Xu whose shares of Royaltech Common Stock are subject to the Lockup Agreement, Royaltech agrees that it will not unreasonably object to the existing Royaltech shareholders submitting legal opinions from their own legal counsel who are qualified in SEC rules and regulations to the transfer agent of Royaltech solely for the purposes of removing restrictive legends on their share certificates.

8. TERMINATION

8.1  Termination. This Agreement may be terminated at any time prior to the Closing Date contemplated hereby by:

(a)	mutual agreement of Royaltech and Densen;

(b)
Royaltech, if there has been a material breach by Densen or any Shareholder of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Densen or any Shareholder that is not cured, to the reasonable satisfaction of Royaltech, within ten business days after notice of such breach is given by Royaltech (except that no cure period will be provided for a breach by Densen or any Shareholders that by its nature cannot be cured);

(c)
Densen, if there has been a material breach by Royaltech of any material representation, warranty, covenant or agreement set forth in this Agreement on the part of Royaltech that is not cured, to the reasonable satisfaction of Densen, within ten business days after notice of such breach is given by Densen (except that no cure period will be provided for a breach by Royaltech that by its nature cannot be cured);

(d)	Royaltech or Densen, if the Transaction contemplated by this Agreement has not been consummated prior to November 1, 2008 unless Royaltech and Densen agree to extend such date in writing; or

(e)	Royaltech or Densen, if any injunction or other order of a governmental entity of competent authority prevents the consummation of the Transaction contemplated by this Agreement.

8.2  Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1 hereto this Agreement will be of no further force or effect, provided, however, that no termination of this Agreement will relieve any party of liability for any breaches of this Agreement that are based on a wrongful refusal or failure to perform any obligations.

9. INDEMNIFICATION

9.1 Certain Definitions. For the purposes of this Section 9, the terms “Loss” and “Losses” mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses of an amount not less than $5,000, but excluding any indirect, consequential or punitive damages suffered by Royaltech or Densen including damages for lost profits or lost business opportunities.

9.2 Densen Indemnity. Densen will indemnify, defend, and hold harmless Royaltech and its shareholders from, against, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Royaltech and its shareholders by reason of, resulting from, based upon or arising out of:

(a)
any misrepresentation, misstatement or breach of warranty of Densen contained in or made pursuant to this Agreement, any Densen Document or any certificate or other instrument delivered pursuant to this Agreement; and

(b)
the breach or partial breach by Densen of any covenant or agreement of Densen made in or pursuant to this Agreement, any Densen Document or any certificate or other instrument delivered pursuant to this Agreement.

9.3 Royaltech Indemnity. Each of Royaltech and the 5% or greater Royaltech Stockholders immediately prior to the Closing hereby acknowledge that they will gain significant benefits from the transactions contemplated hereunder and shall jointly and severally indemnify, defend, and hold harmless Densen, its successors, assigns, officers, directors, employees and agents and the Shareholders from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by Densen and the Shareholders by reason of, resulting from, based upon or arising out of:

(a)
any misrepresentation, misstatement or breach of warranty of Royaltech contained in or made pursuant to this Agreement, any Royaltech Document or any certificate or other instrument delivered pursuant to this Agreement; or

(b)
the breach or partial breach by Royaltech of any covenant or agreement of Royaltech, made in or pursuant to this Agreement, any Royaltech Document or any certificate or other instrument delivered pursuant to this Agreement.

The provisions of this Section 9.3 shall survive the consummation of the transactions contemplated hereunder, and is intended to benefit the Royaltech, Densen and the Shareholders.

9.4 Indemnification Procedures. A Person seeking indemnification under this Section 9.4 (the “Indemnitee”) shall give timely written notice to the Person from whom indemnification is sought (the “Indemnitor”) as soon as practical after the Indemnitee becomes aware of any condition or event that gives rise to damages for which indemnification is sought under this Section 9.4. However, the failure of the Indemnitee to give timely notice shall not affect the Indemnitee’s rights to indemnification hereunder. In the event a claim or demand is made by a party against an Indemnitee, the Indemnitee shall promptly notify the Indemnitor of such claim or demand, specifying the nature and the amount (the “Claim Notice”). The Indemnitor shall notify the Indemnitee within fifteen (15) days after receipt of the Claim Notice whether the Indemnitor will undertake, conduct, and control, through counsel of its own choosing (subject to the consent of Indemnitee, such consent not to be unreasonably withheld or delayed) and at its expense, the settlement or defense thereof, and Indemnitee shall cooperate with Indemnitor in connection therewith, provided that if Indemnitor undertakes such defense: (i) Indemnitor shall not thereby permit to exist any encumbrance or other adverse charge upon any asset of Indemnitee or settle such action without first obtaining the consent of Indemnitee, except for settlements solely covering monetary matters for which Indemnitor has acknowledged responsibility for payment; (ii) Indemnitor shall permit Indemnitee (at Indemnitee’s sole cost and expense) to participate in such settlement or defense through counsel chosen by Indemnitee; and (iii) Indemnitor shall agree promptly to reimburse Indemnitee for the full amount of any loss resulting from such claim and all related expenses incurred by Indemnitee, except for those costs expressly assumed by the Indemnitee hereunder. The Indemnitee agrees to preserve and provide access to all evidence that may be useful in defending against such claim and to provide reasonable cooperation in the defense thereof or in the prosecution of any action against a third party in connection therewith. The Indemnitor’s defense of any claim or demand shall not constitute an admission or concession of liability therefor or otherwise operate in derogation of any rights Indemnitor may have against Indemnitee or any third party. So long as Indemnitor is reasonably contesting any such claim in good faith, Indemnitee shall not pay or settle any such claim. If Indemnitor does not notify Indemnitee within fifteen (15) days after receipt of Indemnitee’s Claim Notice that it elects to undertake the defense thereof, Indemnitee shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of the Indemnitor (provided that the Indemnitor shall not be required to pay Indemnitee's expenses for the defense, settlement or compromise of claims which are not covered by Indemnitor’s obligations this Section 9.4).

10. GENERAL

10.1  Effectiveness of Representations; Survival. Each party is entitled to rely on the representations, warranties, indemnifications and agreements of each of the other parties and all such representation, warranties and agreement will be effective regardless of any investigation that any party has undertaken or failed to undertake. The representations, warranties and agreements will survive the Closing Date and continue in full force and effect until three (3) months after the Closing Date.

10.2 Further Assurances and Provision of Information. Each of the parties hereto will co-operate with the others and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence, and confirm the intended purposes of this Agreement.

10.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

10.4 Expenses. Each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Transaction contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

10.5 Entire Agreement. This Agreement, the schedules attached hereto and the other documents in connection with this transaction contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior arrangements and understandings, both written and oral, expressed or implied, with respect thereto. Any preceding correspondence or offers are expressly superseded and terminated by this Agreement.

10.6 Notices. All notices and other communications required or permitted under to this Agreement must be in writing and will be deemed given if sent by personal delivery, faxed with electronic confirmation of delivery, internationally-recognized express courier or registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses as set forth below. All such notices and other communications will be deemed to have been received:

(a)	in the case of personal delivery, on the date of such delivery;

(b)	in the case of a fax, when the party sending such fax has received electronic confirmation of its delivery;

(c)	in the case of delivery by internationally-recognized express courier, on the business day following dispatch; and

(d)	in the case of mailing, on the fifth business day following mailing.

If to Royaltech:
1855 Talleyrand, Suite 203A
Brorossard, QC J4W 2Y9
Canada

Attention:  Chenxi Shi, President and Chief Executive Officer
Fax:  (604) 687-6314

With a copy to:

Clark Wilson LLP
800 - 885 West Georgia Street
Vancouver, BC V6C 3H1
Canada

Attention:  L.K. Larry Yen
Fax:  (604) 687-6314

If to Densen:
c/o Changchun Densen Changtuo Agriculture Machinery Manufacturing Co.
Donghu Ecological Economic Development Zone
Changchun City, Jilin Province. P.R.C.
FAX

With a copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017

Attention:  Barry I. Grossman
Fax:  (212) 370-7889

If to the Shareholders:
c/o Changchun Densen Changtuo Agriculture Machinery Manufacturing Co.
Donghu Ecological Economic Development Zone
Changchun City, Jilin Province. P.R.C.
FAX

10.7 Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

10.8 Benefits. This Agreement is and will only be construed as for the benefit of or enforceable by those persons party to this Agreement.

10.9 Assignment. This Agreement may not be assigned (except by operation of law) by any party without the express, written approval of the other parties to this Agreement, such approval not to be unreasonably withheld by any of the parties to this Agreement.

10.10 Force Majeure. The obligations of the parties and the timeframes established pursuant to this Agreement will be suspended to the extent and for the period that performance hereunder is prevented by factors beyond any of the parties’ reasonable control, whether foreseeable or unforeseeable, including, without limitation, labour disputes, acts of god, laws, regulations, orders, proclamations or requests of any governmental or regulatory authority, inability to obtain on reasonable terms required permits, licenses or other authorizations, or any other matter similar to the above.

10.11 Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

10.12 Gender. All references to any party will be read with such changes in number and gender as the context or reference requires.

10.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.14 Facsimile Execution. This Agreement may be executed by delivery of executed signature pages by fax or other electronic transmission and such fax or electronic execution will be effective for all purposes.

10.15 Independent Legal Advice. All Shareholders confirm that they have been given an opportunity to seek and obtain independent legal advice prior to execution of this Agreement and cannot and do not rely on the representations of Densen, Royaltech, or their respective advisors respecting the legal effects of this Agreement.

10.16 Schedules and Exhibits. The schedules and exhibits that are attached to this Agreement are incorporated herein by reference as if set forth directly herein.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

ROYALTECH CORPORATION

By: /s/ Chenxi Shi
Authorized Signatory
Name: Chenxi Shi
Title: President and CEO

DENSEN EQUIPMENT LTD.

By:	/s/ Lau San
Authorized Signatory
Name: Lau San
Title: Chairman & CEO

SHAREHOLDERS

By: /s/ Lau San
Name: Lau San

By: /s/ Yang Feng Yan
Name: Yang Feng Yan

WITH RESPECT TO SECTION NINE HEREOF:

By: /s/ Chenxi Shi
Name: Chenxi Shi

By: /s/ Chun Xu
Name: Chun Xu

SCHEDULE 1

TO THE SHARE EXCHANGE AGREEMENT DATED SEPTEMBER 8, 2008 AMONG ROYALTECH, DENSEN AND DENSEN SHAREHOLDERS

Directors and Officers of Densen

Name and Positions Held

Lau San, Chief Executive Officer and Chairman of the Board of Directors

Yang Feng Yan, Director

LIU Jingdong, General Manager

SCHEDULE 2

TO THE SHARE EXCHANGE AGREEMENT DATED SEPTEMBER 8, 2008 AMONG ROYALTECH, DENSEN AND DENSEN SHAREHOLDERS

Directors and Officers of Royaltech

Name and Positions Held

Chenxi Shi - President, Chief Executive Officer and Director

Chun Xu - Vice President and Director

SCHEDULE 3

TO THE SHARE EXCHANGE AGREEMENT DATED SEPTEMBER 8, 2008 AMONG ROYALTECH, DENSEN AND DENSEN SHAREHOLDERS

Directors and Officers of Roayltech after Closing

Name and Positions Held

Lau San, Chairman of the Board of Directors, President and Chief Executive Officer

Liu Jingdong, President and Chief Financial Officer

Chenxi Shi, director

SCHEDULE 4
TO THE SHARE EXCHANGE AGREEMENT DATED SEPTEMBER 8, 2008 AMONG ROYALTECH, DENSEN AND DENSEN SHAREHOLDERS

Outstanding Liabilities of Royaltech Corp.

Name of Creditor	Outstanding Amount

Manning Elliott LLP	$3,000

Julia Ding	$3,750

Shanghai Huanjie Investment Consulting Firm	$90,000

Clark Wilson LLP	$25,000

Chenxi Shi	$19,250

Chun Xu	$9,000

$150,000

SCHEDULE 5

TO THE SHARE EXCHANGE AGREEMENT DATED SEPTEMBER 8, 2008 AMONG ROYALTECH, DENSEN AND DENSEN SHAREHOLDERS

Densen Material Contracts and Liabilities

Auditor’s report of Densen Machinery Investments Limited Attached.

SCHEDULE 6

TO THE SHARE EXCHANGE AGREEMENT DATED SEPTEMBER 8, 2008 AMONG ROYALTECH, DENSEN AND DENSEN SHAREHOLDERS

ROYALTECH STOCKHOLDER LEDGER

Stockholder ledger attached.

SCHEDULE 7

TO THE SHARE EXCHANGE AGREEMENT DATED SEPTEMBER 8, 2008 AMONG ROYALTECH, DENSEN AND DENSEN SHAREHOLDERS

LIST OF DENSEN STOCKHOLDERS

Lau San	25,000 Shares

Yang Feng Yan	25,000 Shares